UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2021

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23046 Avenida de la Carlota, Suite 600 Laguna Hills, CA	92653
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 8.01 Other Events.

On July 9, 2021, pursuant to approval by the Board of Directors of PharmaCyte Biotech, Inc. (“Company”), the Company filed with the Secretary of State of the State of Nevada a Certificate of Change Pursuant to Nevada Revised Statues Section 78.209 (“Certificate of Change”) to its Articles of Incorporation, to effect a 1-for-1,500 reverse stock split of the Company’s common stock (“Reverse Stock Split”). The Reverse Stock Split decreased the number of authorized shares of common stock from fifty billion (50,000,000,000) shares, with a par value of $0.0001 per share, to thirty-three million three hundred thirty-three thousand three hundred thirty-four (33,333,334) shares, with a par value of $0.0001 per share. The Reverse Stock Split did not affect the number of authorized shares of the Company’s preferred stock, which remain at ten million (10,000,000) shares, with a par value of $0.0001 per share.

The Reverse Stock Split was effected as of 12:01 A.M., Eastern Time, on Monday, July 12, 2021.

The Certificate of Change is filed as Exhibit 99.1, and is incorporated herein by reference.

Attached as Exhibit 99.2 is the Company’s press release regarding the Reverse Stock Split. Exhibit 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities At, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Certificate of Change
99.2	Press release of PharmaCyte Biotech, Inc., dated July 9, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2021	PHARMACYTE BIOTECH, INC.

	By:	/s/ Kenneth L. Waggoner
Kenneth L. Waggoner Chief Executive Officer, President and General Counsel

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